SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933


                             TINTIC GOLD MINING COMPANY
                            ----------------------------
               (Exact Name of Registrant as Specified in its Charter)

                   UTAH                           87-0448400
                   ----                           ----------
       (State or Other Jurisdiction         (IRS Employer ID No.)
       of incorporation or organization)

                                  3131 TETON DRIVE
                            SALT LAKE CITY, UTAH 84109
                            --------------------------
                    (Address of Principal Executive Offices)

                                (801) 467-2021
                                --------------
                (Issuer's Telephone Number, including Area Code)

                            2002 STOCK OPTION PLAN
                            2003 STOCK OPTION PLAN
                             --------------------
                           (Full Title of the Plans)

                             George P. Christopulos
                               3131 Teton Drive
                           Salt Lake City, Utah 84109
                           --------------------------
                    (Name and Address of Agent for Service)

                                (801) 485-3939
                                --------------
          (Telephone Number, Including Area Code, of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock      25,000 (2)       $0.__        $_______           $______(1)
                  55,556 (3)(4)    $0.__        $_______           $______(1)

-----------------------------------------------------------------------------

     (1) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plans.

     (2)  To be issued under the Registrant's 2002 Stock Option Plan.

     (3)  To be issued under the Registrant's 2003 Stock Option Plan.



                                     PART I

Item 1.  Plan Information.
--------------------------

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

     2002 Stock Option Plan.
     -----------------------

     A copy of the 2002 Stock Option Plan (the "2002 Plan") is attached to the Registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2001.

     2003 Stock Option Plan.
     -----------------------

     A copy of the 2003 Stock Option Plan (the "2003 Plan") is attached to the Registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2002.

Item 2.  Registrant Information and Employee Plan Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

     Copies of the 2002 Plan, the 2003 Plan, the Registrant's 10-KSB Annual Report for the years ended December 31, 2002 and December 31, 2003, all Form 10-QSB Quarterly Reports, and any Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plans' participants.

     The Registrant also undertakes to furnish, without charge, to such participants or person purchasing any of the securities registered hereby, copies of all of such documentation. Requests should be directed to George P. Christopulos, President, at the address and telephone appearing on the Cover Page of this Registration Statement.

     Additional information regarding the Registrant may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives; and each of the Plans' participants have acknowledged the availability of this information.

                                EXPLANATORY NOTE

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register a total of 80,556 shares of our common stock, $0.001 par value per share, issued pursuant to our 2002 Stock Option/Stock Issuance Plan ("2002 Plan") and our 2003 Stock
Option/Stock Issuance Plan ("2003 Plan").   Of the 80,556 shares, 25,000 are
issued under our 2002 Plan. The remaining 55,556 shares are issued under our 2003 Plan. This compensation obligation arises as a result of services provided to our Company by three officers and directors, company counsel and a consultant or a total of five individuals.

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Instruction C of Form S-8, which may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 80,556 shares of common stock which have been issued, pursuant our 2002 and 2003 Plans.


                               REOFFER PROSPECTUS

                  The date of this prospectus is March 8, 2004

                           Tintic Gold Mining Company
                         3131 Teton Drive
                           Salt Lake City, Utah 84109

                        80,556 Shares of Common Stock

This reoffer prospectus relates to 80,556 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us. The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933, as amended.

Our common stock is traded on the OTC Bulletin Board under the symbol "TTGM.OB" On December 9, 2002, the last reported sale price of our common stock on such market $0.40 per share. THE SHARES OF COMMON STOCK OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BELOW SET FORTH IN THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                TABLE OF CONTENTS


                                                                  Page


REOFFER PROSPECTUS..................................................1
Available Information...............................................1
Incorporation of Documents by Reference.............................1
BUSINESS OF OUR COMPANY.............................................2
RISK FACTORS........................................................4
CONSULTING AGREEMENTS..............................................11
USE OF PROCEEDS....................................................11
SELLING STOCKHOLDERS...............................................12
PLAN OF DISTRIBUTION...............................................13
EXPERTS............................................................13
LEGAL MATTERS......................................................13

                               REOFFER PROSPECTUS

                              Available Information

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Tintic Gold Mining Company ("Tintic Gold" or "Company") files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet on the SEC's website at www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

                     Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

1. The description of our Company's common stock contained in our Registration Statement on Form 10-SB (SEC file number 000-33167), filed with the Securities and Exchange Commission on September 19, 2001, including all amendments and reports for the purpose of updating such description;

2.       Our Annual Report on Form 10-KSB, filed on March 9, 2004; and

3. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF EXECUTIVE OFFICER, TINTIC GOLD MINING COMPANY, 3131 TETON DRIVE, SALT LAKE CITY, UTAH 84109. OUR TELEPHONE NUMBER IS (801)485-3939.

                             BUSINESS OF OUR COMPANY

BACKGROUND. TINTIC GOLD MINING COMPANY (the "Issuer" or "Company" or "Tintic Gold"), incorporated on June 14, 1933, is a U.S. mineral resource and exploration company chartered, since its inception, as a Utah corporation. We are classified under Industry Guide No. 7 as an exploration stage company. Since we reorganized ourselves in 2001, we have not yet commenced or engaged in any mining exploration activities and due to lack of funding, have not yet reached or achieved planned operations.

Tintic Gold's patented mining claims are located within the historic Tintic Mining District (organized on December 13, 1869) in Juab County, Utah. These properties were part of a once-thriving mining district with worldwide acclaim. In 1979, the Tintic Mining District was listed in the National Register of Historic Places.

Tintic Gold is authorized to conduct business in Utah and has conducted business in Utah since 1933. We have also owned our existing patented mining claims since 1933, properties that we acquired from the Emerald Mining Company. These properties are owned free and clear of any lien or encumbrance other than the fact that a prior director from over 20 years ago, Mr. C. Chase Hoffman, owns the surface rights and otherwise retains a 3% net smelter return interest on any mineral production, if any ever occurs.

EXECUTIVE OFFICES. Our executive or principal offices are located at 3131 Teton Drive, Salt Lake City, Utah.

LONG-TERM GOAL AND OBJECTIVES. Tintic Gold's long-term business goal is focused on advancing the exploration of the mining properties it owns. Our intermediate objectives for funding and advancing this goal have been two-fold: First, we have sought to re-establish ourselves as an active business operation. Accomplishing this preliminary goal has in part been met in that we are now a fully "reporting company" and have obtained audited financial statements. To accomplish the second of these objectives, we have sought, and continue to seek, to obtain capital funds, preferably from equity investment sources, if possible, but also by participation in joint business arrangements.

We have been focused on accomplishing the first of these intermediate objectives. Having completed that objective, we are now better able to more specifically determine the necessary short-term plans and strategies best suited to accomplishing the second of our intermediate objectives. This will require raising money and obtaining strategic alliances or partnerships with others having greater capital resources. Reference is made to our Form 10-SB registration statement filed with the Commission on September 19, 2001, a document that further explains our plans and objectives in greater detail.

BUSINESS PLAN. Management has continued to develop its business plan, and if justified, to resume mineral exploration and promotion of our mineral properties. To finance these activities, we may seek to receive funding through a joint venture of some kind or some other form of business arrangement with a larger and better-capitalized mining company.

We have the power and authority to entertain and negotiate with potential merger candidates who are NOT engaged in the business of mineral exploration and/or mining. Management believes that the Company has the flexibility to negotiate a merger or acquisition transaction with any type of business or entity, provided that consummation of a transaction is ultimately in the best interests of the Company and its stockholders.

In the event that we do successfully acquire or merge with an operating business opportunity, it is likely that our present shareholders will experience substantial dilution and there is the further possibility of a change in control of the Company.

Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as we have upon consummation of any such business combination. Thus, in the event that we successfully complete an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate. This type of information might not be readily available to some types of business ventures, or otherwise too expensive and time consuming, thereby rendering the possibility of a merger or other acquisition transaction with such an entity unlikely.

Depending upon future events and our ability to attract exploration capital or funding, we will not be able to explore our properties on our own. At the same time, however, we do NOT, in any event, foresee or otherwise contemplate expanding our mining exploration plans or activities outside the State of Utah, let alone the United States of America.

                           FORWARD-LOOKING STATEMENTS

         This resale prospectus contains forward-looking statements and information relating to the Registrant, its industry and planned business operations as well as other information security businesses that involve risks and uncertainties. The statements contained in this report that are not historical statements of fact are forward-looking statements. Forward-looking-statements include, among other things, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this report are based on information available to us up to and including the date of this document, and we expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below, under "Risk Factors" and elsewhere in our reports filed under the Exchange Act.

                                  Risk Factors

Investment in Tintic Gold's securities should be considered highly speculative. The Company has no recent operating history and is subject to all of the risks inherent in developing a business enterprise. Reference is again made to Exhibit 99 to the Company's Form 10-SB filed on September 19, 2001. Such exhibit contains an extensive though non-exhaustive list of possible risk factors facing both the Company and any person either investing or interested in investing in or with the Company.

We need additional capital and during the fiscal year, we had no revenues. As of the date of this Reoffer Prospectus, our officers and directors and an affiliated person have advanced us nearly $5,000 in cash in order to pay legal, accounting and Edgarizing costs and fees. These and other non-arms length transactions with related parties may occur in the future that may involve conflicts of interest. Furthermore, it should be carefully noted that Tintic Gold does NOT anticipate paying any dividends on its common stock.

In brief, our securities involve a high degree of risk. The reader is cautioned, therefore, to carefully read this Reoffer Prospectus in its entirety and to seriously consider all of the factors and financial data that are herein disclosed. In addition, an investor or potential investor is encouraged to review the various risk factors disclosed in our Annual Reports on Form 10-KSB and our Form 10-SB and 10-SB/A registration statements. The following constitutes an effort to itemize significant risk factors involving us and our business:

1.    RELATIVELY RECENT STATUS AS A NON-REPORTING, NON-TRADED PUBLIC
COMPANY. Between the 1960's and January 2002, no trading market existed for Tintic Gold's common stock, other than for brief periods in the "pink sheets." As a result, the public is not familiar with us, our mining properties or business plan. Tintic Gold obligated itself as a fully reporting company with its submission of a Form 10SB/12G on September 19, 2001, Commission File
Number: 000-33167; CIK No. 0001159275. An amendment to this Form 10-SB was filed on November 16, 2001. This Form 10-SB registration statement became effective on November 19, 2001. On January 31, 2002, the Registrant's common stock became eligible for trading on the OTC Bulletin Board.

The uncertainty that our mining exploration business will be successful or that a trading market for our securities will develop must be considered in light of the potential difficulties, complications, problems, expenses and/or delays frequently encountered in connection with any new business, not to mention a mining exploration business, a business involving a great deal of expense and regulation on the part of both state and federal government.

These same factors may be compounded by even greater risks, particularly those characteristic of a speculative industry like mining exploration, and may be adversely affected by the competition in the industry, not to mention the strict regulatory environment in which Tintic Gold operates and will operate.

2. EXPLORATION STAGE COMPANY. Mineral exploration (particularly gold and silver), is highly speculative in nature, is frequently nonproductive, and involves many risks, often greater than those involved in the actual development or mining of mineralization. Such risks may be considerable and may add unexpected expenditures or delays in the Company's plans. There can be no assurance that Tintic Gold's mineral exploration activities, if and when undertaken, will be successful or profitable. Even if mineralization is discovered, it may take considerable time and further expense to determine if that mineralization would have commercial value. Further, once a development plan were initiated to determine the commercial content of any mineralization discovered, it may take a number of years from the initial phase of development drilling until production is possible, during which time the economic feasibility of the entire effort may change.

There can be no assurance that a determination of economic feasibility will apply over time because such a determination would be based partly on assumptions and factors that are subject to fluctuation and uncertainty, such as, for example, metals prices, production costs, and the actual quantity and grade of ore discovered on and within our mining properties.

3. LACK OF SUFFICIENT CAPITAL TO CONTINUE INDEFINITELY AS A REPORTING COMPANY. Tintic Gold's management has reactivated the Company and has voluntarily registered its common stock with the Commission to give its current shareholders liquidity and to otherwise make Tintic Gold more attractive to potential investors, including venture capitalists. Management also believes that being a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), could provide a prospective merger or acquisition candidate with additional and more comprehensive information concerning us. In addition, management believes that "reporting" status might also make us more attractive to an operating business opportunity as a potential business combination candidate.

The cost of becoming a reporting company has been fairly substantial and the cost of continuing to file all necessary reports with the Commission and obtain the necessary accountings will continue to drain what capital reserves we might have. As of December 31, 2003, the Issuer had limited cash on hand and based on management's willingness to advance the funds necessary to maintain the Company's reporting obligations, management believes that the Company will be able to maintain its reporting obligation for at least the next 18 months.

We can provide no assurance that we will obtain future capital, or if so, that the amount raised or obtained will be sufficient to continue to establish us as a going concern.

4. ACCUMULATED NET LOSS; NOMINAL WORKING CAPITAL. Tintic Gold has NOT commenced significant business operations. We remain in the exploration stage, but have not yet engaged in any exploration activities on our properties. Accumulated deficits and the potential for future deficits in working capital are losses that are expected to continue into the foreseeable future because our operations are subject to numerous risks and uncertainties associated with a mining exploration company, which has not yet reached planned operations.

5. LACK OF REVENUE. Tintic Gold needs additional capital because currently, it has no revenues and no sources of income. What revenues it has had were from interest income on cash balances in its money market account, cash balances that were expended in the beginning of the fiscal year pursuing the failed Zer Communications transaction discussed elsewhere herein and in previous EDGAR filings. Substantial expenditures are required to explore for ore reserves through drilling and to determine metallurgical processes to extract the mineralization from any ore, once discovered. Tintic Gold has not reached any of these stages.

We lack any flow of revenue. Currently, Tintic Gold does NOT have royalty interests in any mining production or properties. There is no assurance that we will obtain any such royalty interests, or that if so, we will receive any royalty payments, or that we will otherwise receive adequate funding to be able to finance our desired exploration activities.

While Tintic Gold intends to seek revenue sources on an on-going basis, there can be no assurance that such sources can be found, or that if available, that the terms of such financing will be commercially acceptable. This lack of consistent revenue detrimentally affects our plans and progress simply because we need additional capital to fund any exploration operations and to acquire additional mineral properties, if otherwise warranted or possible.

6. REGULATORY AND ENVIRONMENTAL CONCERNS. Environmental and other government regulations at the federal, state and local level pertaining to the Company's business and properties may include: (a) surface impact; (b) water acquisition; (c) site access; (d) reclamation; (e) wildlife preservation; (f) licenses and permits; and (g) maintaining the environment. See Item 2 of this
Part I below titled "Description of Properties" which discusses risk factors relative to the ownership and exploration of our properties.

7. RETENTION AND ATTRACTION OF KEY PERSONNEL. In addition to funding, Tintic Gold's success will depend, in large part, on our ability to retain and attract highly qualified personnel, and to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that, if need be, we will be successful in retaining or attracting highly qualified individuals in key management positions.

8. RELIANCE UPON DIRECTORS AND OFFICERS. At present, Tintic Gold is wholly dependent upon the personal efforts and abilities of its officers and directors, persons who exercise control over our day-to-day affairs. There can be no assurance that we will succeed in its various plans and endeavors, nor that our proposed operations will eventually prove to be profitable.

9. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Tintic Gold's Articles of Incorporation and Bylaws authorize us to indemnify any director, officer, agent and/or employee against certain liabilities. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Indemnifying and/or insuring officers and directors from the increasing liabilities and risks to which such individuals are exposed as a result of their corporate acts and omissions could result in substantial expenditures by an issuer, while preventing or barring any recovery from such individuals for the possible losses incurred by the Issuer as a result of their actions. At the same time, the Commission, including state regulatory authorities, take the position that indemnification against securities violations is against public policy as expressed in the 1933 Act, as amended, and, therefore, any such indemnification is unenforceable with respect to any claim, issue, question, or matter of liability touched upon by anything within the purview of the federal securities laws and regulations. We have no plans or other ability at this time to obtain any officer or director (D&O) liability insurance. See heading in Item 9 of Part III below titled "Director and Officer Liability Limitation."

10. NO DIVIDENDS. Holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose. To date, Tintic Gold has NOT paid any cash dividends. The Board does NOT intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Even if the Board desired to declare any dividends, our ability to do so would very likely be restricted because we are seeking, or will be seeking, outside financing and financing covenants tend to prohibit such declarations.

11. PREEMPTIVE RIGHTS, CUMULATIVE VOTING AND CONTROL. In accordance with our Second Restated and Amended Articles of Incorporation that we filed with the Utah Division of Corporations on August 25, 2003, and also, under the laws of Utah, there are no preemptive rights in connection with Tintic Gold's common stock. There can be no assurance that Tintic Gold shareholders might not be further diluted in their percentage ownership of our common stock in the event that additional shares are issued in the future. Moreover, cumulative voting in electing directors is NOT provided for. Accordingly, the holder(s) of a majority of our outstanding shares, present in person or by proxy, will be able to elect all of our Directors. See "Description of Securities" heading at the end of Item 1, Part I below.

12. MARKET FOR COMMON STOCK. On January 30, 2002, we became eligible for listing on the OTC Bulletin Board ("OTCBB") administered by the National Association of Securities Dealers, Inc. ("NASD"). The present trading symbol assigned to its common capital stock is "TTGM.OB." Since that date, and during fiscal 2002, a limited or sporadic and low volume trading market has existed for our common capital stock. However, this did not occur during 2003 during which no trades occurred in our stock. Because the market price for shares of our common stock was volatile and otherwise traded, during 2002, at a large spread between the bid and asked prices, we anticipate that this may possibly occur in the future. To the knowledge of management, the last trade in our stock occurred in early December 2002 and it involved 200 shares at what now, after the Feb. 3, 2003, reverse split, amounts to $4.00 per share. No other trades have occurred at $4.00 per share and no trades have occurred since December 2002. Management is therefore not presently aware of what the current market is for our stock, if anything.

Stock markets generally experience extreme price and volume fluctuations that can, and do, greatly affect the stock trading of "small capital" companies such as Tintic Gold. These fluctuations often are unrelated to the operating performance of the company itself. Further, factors such as changes in economic and political conditions may adversely affect the market price of our common stock. Reference is made to Part II, Item 1 of Issuer's Form 10-SB registration statement, pp. 30-31 thereof, titled "Market Price of and Dividends on Registrant's Common Equity and Other Shareholder Matters."

13. RISKS OF PENNY STOCKS. Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Commission Rules 15g-2 through 15g-6, Rules made effective on July 15, 1992. These include but are not limited to the following: (i) the stock trades at a price less than five dollars ($5.00) per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASD's automated quotation system (NASDAQ), or even if so, has a price less than five dollars ($5.00) per share; OR (iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than three years continuously, or $5,000,000, if in business less than a continuous three years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis. See paragraph 14 immediately below.

14. BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY. Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Commission Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

15. PUBLIC, NON-AFFILIATE SHAREHOLDERS WILL SUFFER THE GREATEST LOSSES IF THE COMPANY IS UNSUCCESSFUL. If our future exploratory plans end up being successful, present shareholders who are not affiliates of us would realize benefits from Tintic Gold's growth. However, if our future prospective operations are unsuccessful, persons who purchase our securities in the market or by means of a subsequent public or private offering likely will sustain a severe or principal loss of their investment.

16. POTENTIAL FUTURE STOCK ISSUANCES; DILUTION. It is not now known, nor might it ever be known, what other stock issuances we might find advisable or otherwise be required to undertake in the future, issuances that would substantially dilute existing shareholders. See headings titled "Business of Issuer and Risks Associated Therewith," "Sources of Business Opportunities and Risks Associated Therewith," "Evaluation and Risks Associated Therewith," and "Form of Potential Acquisition, Merger or Reorganization and Risks Associated Therewith," all on pp. 10-13 of Part I, Item I of the Company's Form 10-SB registration statement titled "Description of Business"; see also Part I, Item 2 of our Form 10-SB titled "Management's Discussion and Analysis or Plan of Operation," pp. 16-22 thereof, the contents of which are incorporated herein by reference.

The potential impact or significance of any future stock issuance of "restricted" shares is as follows: under Rule 144 a person (or persons whose shares are aggregated) who has satisfied a one (1) year holding period, may sell within any three month period, an amount of shares which does not exceed the greater of one percent (1%) of the then outstanding shares of common stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, under certain circumstances, without any quantity limitation, by persons who are not affiliates of the Issuer and who have beneficially owned the shares for a minimum period of two (2) years. Hence, the possible sale of the restricted shares issued and outstanding may, in the future, dilute the percentage of free-trading shares held by a shareholder or subsequent purchaser of our securities in the market, and may have a depressive effect on the price of an issuer's securities. Further, such sales, if substantial, might also adversely affect an issuer's ability to raise additional equity capital in the future.

In addition to the foregoing, a secondary public offering and consequent public issuance of additional securities as a result thereof, would also have a dilutive effect on the holdings of existing shareholders and would otherwise, more than likely, have a depressive effect on the market price of an issuer's common stock. At this time, we have NO plans to engage in any public offering of our securities.

17. COMPETITIVE CONDITIONS IN THE INDUSTRY. Mining exploration companies compete to obtain favorable mining properties and to evaluate exploration prospects. Tintic Gold faces competition from certain other similarly situated junior mining companies in connection with the acquisition of properties capable of exploration. This includes numerous other mining companies either operating or who own properties within the Tintic Mining District of Juab County, Utah.

At the same time, however, we are unable to ascertain the exact number of competitor mining exploration companies, or whether or when any such competitors' competitive positions could improve. Thus, Tintic Gold may be unable to acquire or develop attractive mining properties or investors on terms acceptable to management. Accordingly, there can be no assurance that such competition, although customary in the mining industry, will not result in delays, increased costs, or other types of adverse consequences affecting Tintic Gold. See heading titled "Competition" in Part I, Item 1 of the Company's 10-SB registration statement titled "Description of Business," pp. 9-10 thereof.

18. MANAGEMENT'S RELATIVE LACK OF EXPERIENCE IN AND/OR WITH MINING. No one currently serving as an officer or director of us is or has ever been employed with a mining company; furthermore, none has ever been employed in or with the mining industry in general. Also, no director or officer has an education or college or university degree in mining or geology or a field related directly to mining. Such persons therefore lack relative experience in or with mining, including the mining of precious metals. See Item 9 of Part III below titled "Directors, Executive Officers, etc."

         Risk Factors Related to Our Mining Properties

1.    REALIZATION OF INVESTMENTS IN MINERAL PROPERTIES AND ADDITIONAL
CAPITAL NEEDS. The ultimate realization of Tintic Gold's investment in mineral properties is dependent upon, among other factors, the existence of economically recoverable reserves, the ability of us to obtain financing or make other arrangements for exploration, and the profitability of prospective production, once such occurs, if this fact is ever established. There presently exists substantial uncertainty concerning these and other matters and no assurances can be made regarding our expectation of acquiring sufficient funds to finance any exploration operations throughout fiscal 2004, 2005 and beyond.

Tintic Gold does NOT have sufficient capital to implement a full-fledged business development plan or finance its intended operations, let alone to explore its mineral properties. There can be no assurance that we will ever be successful in obtaining the required funds to finance its long- term capital needs.

2. ABSENCE OF RECENT MINING ACTIVITY. There has been no significant mining activities on our properties recently, except for limited assessment and exploration work during the late 1980's and early to mid-1990's. After Centurion Mines Corporation and its successor, Grand Central Mining, no other mining company or entity has made any offer to purchase, lease, or engage in any other transaction, such as a joint venture, with respect to Tintic Gold's property. Although we incur only nominal expense to preserve our ownership and maintain our property, it presently receives no revenue or other income for that purpose.

3. UNCERTAINTY OF DEMAND FOR TINTIC-TYPE, OXIDIZED ORE. Due to the development of modern hydrometallurgical processes, the absence of suitable smelters, and the availability of more cost-effective techniques, it is uncertain what the future level of demand will be for the type of oxidized mineralization present in the vicinity of our properties. Also, the amount it could cost to reopen and finance an exploration operation is likely to be dependent upon several factors. These include: acceptable price levels of the relevant metals; milling and smelting availability; fluctuations in market demand over time; extent of competition with other companies; availability of acceptable construction costs; availability of acceptable labor costs; feasibility of obtaining economical housing facilities; manageable equipment costs; realistic capital costs; and the acceptability of other price and cost variables.

4. RELIANCE UPON ESTIMATES AND ASSUMPTIONS. Exploration stage mining companies use the evaluation work of professional geologists, geophysicists, and engineers to make estimates in determining whether to acquire an interest in property, or to commence exploration work. These estimates generally rely on scientific and economic assumptions, and in some instances may not be correct. The economic viability of a property cannot be determined until extensive exploration and development work has been conducted and a comprehensive feasibility study performed. This work could result in the expenditure of substantial amounts of money on a property before it even can be determined whether or not the property contains economically recoverable mineralization. No feasibility studies have been performed on Tintic Gold's properties because considerable exploration work remains to be done. Moreover, market prices of minerals produced are subject to fluctuation, which may adversely affect the economic viability of properties on which expenditures have been made. We are not able to presently determine whether or not, or the extent to which, such risks may adversely affect our strategy and business plan.

5. UNCERTAINTY OF TOPOGRAPHICAL EFFECT ON EXPLORATION. Our properties are located in mountainous terrain. Because the surface of the land has a topographic relief, any ruggedness in the overlying area could affect the location of drilling sites and shafts, as well as the construction of industrial facilities. It also could require that additional exploration or drilling on the property be accessed below ground. These outcomes are uncertain at present, and we cannot provide assurances that they will not have a materially adverse effect on the ability of us or a business partner to conduct mining activities.

6. UNCERTAIN CONDITION OF MINE WORKINGS. Other than the Emerald Shaft or Mine which contains an old headframe, there are no other surface mine shafts or usable headframes on our property. Moreover, the underground workings have been inactive for many years due to the absence of significant exploration activities on our properties since the 1930's. Considerable cost would be incurred to recondition shafts, drifts, tunnels, winces and other workings, to the extent they exist, as well as to re-equip hoisting bases and framework. It is uncertain whether and to what extent the workings themselves, as well as any rehabilitation of them, could expose us to significant environmental and safety concerns. If so, remediating these concerns could require expending an uncertain amount of funds to render the workings safe, acceptable, and environmentally sound. No assurance can be made that we will have sufficient capital to absorb these costs and expenses.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any of the 80,225 shares of common stock by George P. Christopulos, Jack R. Coombs, Hugh N. Coltharp, J. Michael Coombs and Edward H. Hall, Sr., the selling stockholders.

                              SELLING STOCKHOLDERS

The following table identifies the selling stockholders, the number of shares held by each selling stockholder, the amount to be offered for each selling stockholder's account, and the number of shares and percentage of outstanding shares of common stock to be owned by each selling stockholder after the sale of the shares offered by each of them pursuant to this offering, assuming that each selling stockholder sells all of the shares offered in this reoffer prospectus.

Number of Shares   Percentage of    Percentage of    Number of
Selling          Shares Previously  Shares Owned   Shares Owned  Shares Being
Shareholder       Held        Before Offering After Offering  Registered
------------------------------------------------------------------------------
George P.
Christopulos(1)     168,079       16.65%          15.3%         13,603


Jack R. Coombs(1)   104,627       10.36%          9.92%          4,470


Hugh N. Coltharp(1) 17,429         1.7%           1.6%             900

John Michael
Coombs(1)          306,133        30.32%         29.72%          6,027

Edward H. Hall,
Sr.(2)              56,556         5.5%           .0009%        55,556

      TOTAL                                                     80,556

      PERCENTAGE OF SHARES REGISTERED TO TOTAL NUMBER
         OF SHARES ISSUED AND OUTSTANDING                         7.9%


(1) These four individuals are reporting persons and are either officers or directors or they own more than 5% of the Company's issued and outstanding shares. George P. Christopulos is the Company's president and Chairman of the Board. Jack Coombs is a director and the Company's vice president. Hugh Coltharp is a director and the Company's secretary/treasurer. John Michael Coombs is the Company's counsel. The total of 25,000 shares registered hereby and acquired by these four individuals were issued under our 2002 Plan.

(2) Prior this registration statement on Form S-8, of which this reoffer prospectus forms a part, Mr. Hall did not own any shares of Tintic Gold Mining Company. These 55,556 shares acquired by Mr. Hall were issued under our 2003 Plan. They now constitute 5.5% of our issued and outstanding shares.

None of the five individuals listed above holds any options or warrants to acquire any other securities of the Company.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELLS ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY THE SELLING STOCKHOLDERS AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH THEY PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.


Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

                              PLAN OF DISTRIBUTION

The selling stockholders may sell the 80,556 shares common stock for value from time to time under this reoffer prospectus in one or more transactions on the OTC Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Each selling stockholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the selling stockholders will be borne by such selling stockholders. In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common stock, including the shares, owned by each of them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus. There is no assurance that the selling stockholders will sell all or any portion of the shares offered. We will pay all expenses in connection with this offering and we will not receive any proceeds from sales of any shares by the selling stockholders.

                                     EXPERTS

Our financial statements as of December 31, 2003 filed in our Form 10-KSB on or about March 9, 2004 are incorporated by reference in this reoffer prospectus in reliance on the report of Pritchett Siler & Hardy, independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing. The financial statements as of December 31, 2002 which comprise part of the financial statements contained in our Annual Report on Form 10-KSB filed on or about March 9, 2004 are also incorporated by reference in this reoffer prospectus in reliance on the 2002 report of Hansen Barnett & Maxwell, independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of common stock offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Leonard W. Burningham, Esq.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) The Registrant's Form 10-KSB Annual Report for the calendar year ended December 31, 2003, filed with the Commission on or about March 8 2004;

          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003; and

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

          (c) The Registrant incorporates by reference the description of its common stock as set forth in its Form 10-SB/A registration statement on file with the Commission. For convenience, this description is as follows:

               The Registrant is authorized to issue one class of securities, being comprised of $0.001 par value common voting stock.

               The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights.

               In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 4.  Description of Securities.
-----------------------------------

     See Item 3(d) above.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

     Leonard W. Burningham, Esq., has prepared this Registration Statement and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

     Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

     Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act,
Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

 4.1      The Registrant's 2002 Stock Option/Stock Issuance Plan
          (incorporated by reference to the Registrant's Form 10-KSB Annual Report for the calendar year ended December 31, 2001, filed with the Commission on or about March 26, 2002).

 4.2      The Registrant's 2003 Stock Option/Stock Issuance Plan
          (incorporated by reference to the Registrant's Form 10-KSB Annual Report for the calendar year ended December 31, 2002, filed with the Commission on or about April 11, 2003).

 5        Opinion regarding Legality.

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Pritchett Siler & Hardy
          Certified Public Accountants.

 23.3     Consent of Hansen, Barnett & Maxwell
          Certified Public Accountants.

 99.1     Participants Letter.

 99.2.1   Response Letter of George P. Christopulos.

 99.2.2   Response Letter of Jack R. Coombs.

 99.2.3   Response Letter of Hugh N. Coltharp.

 99.2.4   Response Letter of J. Michael Coombs, Esq.

 99.2.5   Response Letter of Edward H. Hall, Sr.

Item 9.  Undertakings.
----------------------

     The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, Utah.

                              REGISTRANT:


Date:                         By /s/ George P. Christopulos
                              President and Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date:                         By /s/ George P. Christopulos
                              President and Director

Date:                         By /s/ Jack R. Coombs
                              Vice President and Director

Date:                         By /s/ Hugh N. Coltharp
                              Secretary/Treasurer and Director

           Securities and Exchange Commission File No.  000-33167

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                        TINTIC GOLD MINING COMPANY




                               EXHIBIT INDEX


Exhibit
Number
-------

 4.1      The Registrant's 2002 Stock Option/Stock Issuance Plan
          (incorporated by reference to the Registrant's Form 10-KSB Annual
          Report for the calendar year    ended December 31, 2001, filed with
          the Commission on or about March 26, 2002).

 4.2      The Registrant's 2003 Stock Option/Stock Issuance Plan
          (incorporated by reference to the Registrant's Form 10-KSB Annual Report for the calendar year ended December 31, 2002, filed with the Commission on or about April 11, 2003).

  5       Opinion regarding Legality.

23.1      Consent of Leonard W. Burningham, Esq.

23.2      Consent of Pritchett Siler & Hardy
          Certified Public Accountants.

 23.3     Consent of Hansen, Barnett & Maxwell
          Certified Public Accountants.

 99.1     Participants Letter.

 99.2.1   Response Letter of George P. Christopulos.

 99.2.2   Response Letter of Jack R. Coombs.

 99.2.3   Response Letter of Hugh N. Coltharp.

 99.2.4   Response Letter of J. Michael Coombs, Esq.

 99.2.5   Response Letter of Edward H. Hall, Sr.